Exhibit 99.1

Natural Resource Partners L.P.
1201 Louisiana St., Suite 3400, Houston, TX 77002

NEWS RELEASE
Natural Resource Partners L.P. Reports First Quarter 2021 Results and
Declares First Quarter 2021 Distributions

HOUSTON, May 6, 2021 - Natural Resource Partners L.P. (NYSE:NRP) today reported first quarter 2021 results as follows:

	For the Three Months Ended		Last Twelve Months
	March 31,		March 31,
(In thousands) (Unaudited)	2021	2020	2021
Net income (loss)	$8,381	$18,779	$(95,217)
Asset impairments	4,043	—	139,928
Net income excluding asset impairments (1)	$12,424	$18,779	$44,711
Adjusted EBITDA (1)	29,436	31,932	102,218
Cash flow provided by (used in) continuing operations:
Operating activities	23,200	30,155	80,613
Investing activities	600	272	2,073
Financing activities	(26,823)	(28,186)	(86,425)
Distributable cash flow (1) (2)	23,800	30,361	83,687
Free cash flow (1)	23,741	30,427	82,004
Cash flow cushion (last twelve months) (1)			(3,731)

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.
(2)Includes net proceeds from the sale of the construction aggregates business which are classified as investing cash flow from discontinued operations.
"Growing demand for steel, glass and electricity continues to drive the rebound in our business segments from the negative impact of the COVID-19 pandemic. The Partnership’s demonstrated ability to generate free cash flow, reduce debt and maintain strong liquidity throughout the crisis has been noteworthy, and we expect these trends to continue," stated Craig Nunez, NRP's President and Chief Operating Officer.

NRP's liquidity was $196.8 million at March 31, 2021, consisting of $96.8 million of cash and $100.0 million of borrowing capacity available under its revolving credit facility.

NRP announced today that the Board of Directors of its general partner declared a first quarter 2021 cash distribution of $0.45 per common unit of NRP to be paid on May 24, 2021 to unitholders of record on May 17, 2021. In addition, the Board declared a $7.7 million distribution on the preferred units, which will be paid one-half in cash and one-half in kind through the issuance of additional preferred units. The preferred unit distribution includes interest on previously paid-in-kind units and will be paid one-half in cash and one-half in kind through the issuance of additional preferred units.

Segment Performance
Coal Royalty and Other
In the first quarter of 2021 net income decreased $6.3 million as compared to the prior year period primarily due to a $4.0 million non-cash asset impairment in the first quarter of 2021 related to an idled thermal coal property, as well as a $3.1 million increase in depletion expense due to increased coal production at certain properties. Free cash flow was $4.3 million lower in the first quarter of 2021 as compared to the prior year period primarily as a result of lease amendment fee payments received in the first quarter of 2020. Approximately 50% of coal royalty revenues and approximately 40% of coal royalty sales volumes were derived from metallurgical coal in the first quarter of 2021.
Metallurgical coal markets remain challenged by the uncertainties around the COVID-19 pandemic, however prices have rebounded from the lows seen in the second quarter of 2020 and the outlook continues to strengthen. Domestic and export thermal coal markets continue to stabilize, but still face ongoing negative effects of the COVID-19 pandemic and the long-term challenges of lower utility demand, low natural gas prices, and the secular shift to renewable energy. However, NRP does not have significant sensitivity to thermal coal price movements this year since the substantial majority of NRP's thermal cash flows are fixed pursuant to a contract with Foresight Energy that went into effect as they emerged from bankruptcy last year.
Soda Ash
Net income in the first quarter of 2021 was lower by $4.3 million as compared to the prior year period primarily as a result of lower sales prices due to demand disruptions caused by the COVID-19 pandemic. NRP received $3.9 million in cash distributions from Ciner Wyoming in the first quarter of 2021 as compared to $7.1 million in cash distributions in the prior year period. As previously stated, in August of 2020, Ciner Wyoming decided to suspend its quarterly distributions in an effort to achieve greater financial and liquidity flexibility as a result of COVID-19. While NRP did receive a special $3.9 million distribution from Ciner Wyoming during the quarter, NRP does not expect Ciner Wyoming to resume regular cash distributions until they have greater visibility and confidence in the sustainability of the continuing improvement in global soda ash demand. Ciner Wyoming’s ability to pay future quarterly distributions will be dependent in part on its cash reserves, liquidity, total debt levels and anticipated capital expenditures.

NRP believes Ciner Wyoming's facility is competitively positioned as one of the lowest cost producers of soda ash in the world, however, NRP expects the market to remain volatile as a result of ongoing uncertainties with COVID-19.
Corporate and Financing
Corporate and financing costs in the first quarter of 2021 were relatively flat as compared to the prior year period as increases in certain costs, such as insurance, were offset by a reduction in controllable costs as a result of NRP's cost saving initiatives. Free cash flow improved $0.8 million in the first quarter of 2021 as compared to the prior year period primarily due to lower cash paid for interest as a result of less debt outstanding in 2021.
As noted earlier, NRP declared a first quarter 2021 preferred unit distribution of $7.7 million which will be paid one-half in cash and one-half in kind. The indenture governing the 2025 parent company notes restricts NRP from paying more than one-half of the quarterly distribution on the preferred units in cash if NRP's consolidated leverage ratio exceeds 3.75x, and as of March 31, 2021, NRP's leverage ratio was 4.5x. NRP expects its leverage ratio to continue to rise through the second quarter of 2021 and then begin a sustained long-term decline as NRP continues to pay down debt. Under the terms of the partnership agreement, if NRP’s consolidated leverage ratio remains above 3.75x into 2022 and NRP remains unable to redeem any outstanding paid-in-kind preferred units, NRP would be required to temporarily suspend distributions on its common units until the leverage ratio drops below 3.75x and the outstanding paid-in-kind preferred units are redeemed. Future distributions on NRP's common and preferred units will be determined on a quarterly basis by the Board of Directors. The Board of Directors considers numerous factors each quarter in determining cash distributions, including profitability, cash flow, debt service obligations, market conditions and outlook, estimated unitholder income tax liability and the level of cash reserves that the Board determines is necessary for future operating and capital needs.

Conference Call
A conference call will be held today at 9:00 a.m. ET. To register for the conference call, please use this link https://www.incommglobalevents.com/registration/client/7437/natural-resource-partners-lp-first-quarter-2021-earnings-call/. After registering a confirmation will be sent via email, including dial in details and unique conference call codes for entry. Registration is open through the live call, however, to ensure you are connected for the full call we suggest registering at least 10 minutes prior to the start of the call. Investors may also listen to the call via the Investor Relations section of the NRP website at www.nrplp.com. To access the replay, please visit the Investor Relations section of NRP’s website.
Withholding Information for Foreign Investors
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100.0%) of NRP's distributions to foreign investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, NRP's distributions to foreign investors are subject to federal income tax withholding at the highest applicable rate.

Company Profile

Natural Resource Partners L.P., a master limited partnership headquartered in Houston, TX, is a diversified natural resource company that owns, manages and leases a diversified portfolio of mineral properties in the United States including interests in coal, industrial minerals and other natural resources. In addition, NRP owns an equity investment in Ciner Wyoming LLC, a trona ore mining and soda ash production business.
For additional information, please contact Tiffany Sammis at 713-751-7515 or tsammis@nrplp.com. Further information about NRP is available on the Partnership’s website at http://www.nrplp.com.

Forward-Looking Statements

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Partnership based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These risks include, among other things, statements regarding: the effects of the global COVID-19 pandemic; future distributions on the Partnership’s common and preferred units; the Partnership's business strategy; its liquidity and access to capital and financing sources; its financial strategy; prices of and demand for coal, trona and soda ash, and other natural resources; estimated revenues, expenses and results of operations; projected future performance by the Partnership's lessees, including Foresight Energy; Ciner Wyoming LLC’s trona mining and soda ash refinery operations; distributions from the soda ash joint venture; the impact of governmental policies, laws and regulations, as well as regulatory and legal proceedings involving the Partnership, and of scheduled or potential regulatory or legal changes; global and U.S. economic conditions; and other factors detailed in Natural Resource Partners’ Securities and Exchange Commission filings. Natural Resource Partners L.P. has no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
"Adjusted EBITDA" is a non-GAAP financial measure that we define as net income (loss) less equity earnings from unconsolidated investment, net income attributable to non-controlling interest and gain on reserve swap; plus total distributions from unconsolidated investment, interest expense, net, debt modification expense, loss on extinguishment of debt, depreciation, depletion and amortization and asset impairments. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. There are significant limitations to using Adjusted EBITDA as a measure of performance, including the inability to analyze the effect of certain recurring items that materially affect our net income, the lack of comparability of results of operations of different companies and the different methods of calculating Adjusted EBITDA reported by different companies. In addition, Adjusted EBITDA presented below is not calculated or presented on the same basis as Consolidated EBITDA as defined in our partnership agreement or Consolidated EBITDDA as defined in Opco's debt agreements. Adjusted EBITDA is a supplemental performance measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess the financial performance of our assets without regard to financing methods, capital structure or historical cost basis.
“Distributable cash flow” or "DCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings, proceeds from asset sales and disposals, including sales of discontinued operations, and return of long-term contract receivable; less maintenance capital expenditures and distributions to non-controlling interest. DCF is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. DCF may not be calculated the same for us as for other companies. In addition, distributable cash flow is not calculated or presented on the same basis as distributable cash flow as defined in our partnership agreement, which is used as a metric to determine whether we are able to increase quarterly distributions to our common unitholders. Distributable cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.
“Free cash flow” or "FCF" is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations plus distributions from unconsolidated investment in excess of cumulative earnings and return of long-term contract receivable; less maintenance and expansion capital expenditures, cash flow used in acquisition costs classified as investing or financing activities and distributions to non-controlling interest. FCF is calculated before mandatory debt repayments. Free cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Free cash flow may not be calculated the same for us as for other companies. Free cash flow is a supplemental liquidity measure used by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others to assess our ability to make cash distributions and repay debt.

"Cash flow cushion" is a non-GAAP financial measure that we define as free cash flow less one-time beneficial items, mandatory Opco debt repayments, preferred unit distributions and common unit distributions. Cash flow cushion is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing or financing activities. Cash flow cushion is a supplemental liquidity measure used by our management to assess the Partnership's ability to make or raise cash distributions to our common and preferred unitholders and our general partner and repay debt or redeem preferred units.
"Return on capital employed" or "ROCE" is a non-GAAP financial measure that we define as net income (loss) operations plus financing costs (interest expense plus loss on extinguishment of debt) divided by the sum of equity excluding equity of discontinued operations, and debt. Return on capital employed should not be considered an alternative to, or more meaningful than, net income or loss, net income or loss attributable to partners, operating income or loss, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as measures of operating performance, liquidity or ability to service debt obligations. Return on capital employed is a supplemental performance measure used by our management team that measures our profitability and efficiency with which our capital is employed. The measure provides an indication of operating performance before the impact of leverage in the capital structure.

-Financial Tables and Reconciliation of Non-GAAP Measures Follow-

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Comprehensive Income

	For the Three Months Ended
	March 31,		December 31,
(In thousands, except per unit data)	2021	2020	2020
Revenues and other income
Coal royalty and other	$32,927	$31,433	$31,327
Transportation and processing services	2,192	2,509	2,194
Equity in earnings of Ciner Wyoming	1,973	6,272	5,528
Gain on asset sales and disposals	59	—	116
Total revenues and other income	$37,151	$40,214	$39,165

Operating expenses
Operating and maintenance expenses	$5,552	$5,202	$5,595
Depreciation, depletion and amortization	5,092	2,012	3,013
General and administrative expenses	4,110	3,913	3,125
Asset impairments	4,043	—	2,668
Total operating expenses	$18,797	$11,127	$14,401

Income from operations	$18,354	$29,087	$24,764

Interest expense, net	$(9,973)	$(10,308)	$(10,077)

Net income	$8,381	$18,779	$14,687
Less: income attributable to preferred unitholders	(7,727)	(7,500)	(7,612)
Net income attributable to common unitholders and the general partner	$654	$11,279	$7,075

Net income attributable to common unitholders	$641	$11,053	$6,934
Net income attributable to the general partner	13	226	141

Net income per common unit
Basic	$0.05	$0.90	$0.57
Diluted	0.05	0.52	0.56

Net income	$8,381	$18,779	$14,687
Comprehensive income (loss) from unconsolidated investment and other	732	(1,023)	152
Comprehensive income	$9,113	$17,756	14,839

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Cash Flows

	For the Three Months Ended
	March 31,		December 31,
(In thousands)	2021	2020	2020
Cash flows from operating activities
Net income	$8,381	$18,779	$14,687
Adjustments to reconcile net income to net cash provided by operating activities of continuing operations:
Depreciation, depletion and amortization	5,092	2,012	3,013
Distributions from unconsolidated investment	3,920	7,105	—
Equity earnings from unconsolidated investment	(1,973)	(6,272)	(5,528)
Gain on asset sales and disposals	(59)	—	(116)
Asset impairments	4,043	—	2,668
Bad debt expense	383	(190)	86
Unit-based compensation expense	1,126	729	1,004
Amortization of debt issuance costs and other	269	448	832
Change in operating assets and liabilities:
Accounts receivable	(3,331)	(5,073)	4,859
Accounts payable	(10)	93	14
Accrued liabilities	(3,034)	(2,861)	780
Accrued interest	7,133	7,060	(7,559)
Deferred revenue	(146)	8,265	(461)
Other items, net	1,406	60	(1,124)
Net cash provided by operating activities of continuing operations	$23,200	$30,155	$13,155
Net cash provided by operating activities of discontinued operations	—	1,706	—
Net cash provided by operating activities	$23,200	$31,861	$13,155

Cash flows from investing activities
Proceeds from asset sales and disposals	$59	$—	$116
Return of long-term contract receivable	541	272	660
Net cash provided by investing activities of continuing operations	$600	$272	$776
Net cash provided by (used in) investing activities of discontinued operations	—	(66)	1
Net cash provided by investing activities	$600	$206	$777

Cash flows from financing activities
Debt repayments	$(16,696)	$(16,696)	$(20,335)
Distributions to common unitholders and general partner	(5,630)	(5,630)	(5,630)
Distributions to preferred unitholders	(3,806)	(7,500)	(3,750)
Contributions from discontinued operations	—	1,640	1
Debt issuance costs and other	(691)	—	—
Net cash used in financing activities of continuing operations	$(26,823)	$(28,186)	$(29,714)
Net cash used in financing activities of discontinued operations	—	(1,640)	(1)
Net cash used in financing activities	$(26,823)	$(29,826)	$(29,715)

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Net increase (decrease) in cash and cash equivalents	$(3,023)	$2,241	$(15,783)
Cash and cash equivalents at beginning of period	99,790	98,265	115,573
Cash and cash equivalents at end of period	$96,767	$100,506	$99,790

Supplemental cash flow information:
Cash paid for interest	$2,320	$3,039	$17,118
Non-cash investing and financing activities:
Plant, equipment, mineral rights and other funded with accounts payable or accrued liabilities	$992	$—	$—
Preferred unit distributions paid-in-kind	3,806	—	3,750

Natural Resource Partners L.P.
Financial Tables

Consolidated Balance Sheets

	March 31,	December 31,
(In thousands, except unit data)	2021	2020
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$96,767	$99,790
Accounts receivable, net	15,920	12,322
Other current assets, net	3,021	5,080
Total current assets	$115,708	$117,192
Land	24,008	24,008
Mineral rights, net	451,610	460,373
Intangible assets, net	17,131	17,459
Equity in unconsolidated investment	261,299	262,514
Long-term contract receivable, net	32,726	33,264
Other long-term assets, net	6,678	7,067
Total assets	$909,160	$921,877
LIABILITIES AND CAPITAL
Current liabilities
Accounts payable	$1,375	$1,385
Accrued liabilities	4,853	7,733
Accrued interest	8,847	1,714
Current portion of deferred revenue	10,555	11,485
Current portion of long-term debt, net	39,042	39,055
Total current liabilities	$64,672	$61,372
Deferred revenue	50,853	50,069
Long-term debt, net	416,121	432,444
Other non-current liabilities	4,730	5,131
Total liabilities	$536,376	$549,016
Commitments and contingencies
Class A Convertible Preferred Units (257,556 and 253,750 units issued and outstanding at March 31, 2021 and December 31, 2020, respectively, at $1,000 par value per unit; liquidation preference of $1,850 per unit at March 31, 2021 and $1,700 per unit at December 31, 2020)	$172,143	$168,337
Partners’ capital:
Common unitholders’ interest (12,351,306 and 12,261,199 units issued and outstanding at March 31, 2021 and December 31, 2020, respectively)	$132,377	$136,927
General partner’s interest	394	459
Warrant holders' interest	66,816	66,816
Accumulated other comprehensive income	1,054	322
Total partners’ capital	$200,641	$204,524
Total liabilities and capital	$909,160	$921,877

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Consolidated Statements of Partners' Capital
	Common Unitholders		General Partner	Warrant Holders	Accumulated Other Comprehensive Income	Partners' Capital Excluding Non-Controlling Interest	Non-Controlling Interest	Total Capital

(In thousands)	Units	Amounts
Balance at December 31, 2020	12,261	$136,927	$459	$66,816	$322	$204,524	$—	$204,524
Net loss (1)	—	8,213	168	—	—	8,381	—	8,381
Distributions to common unitholders and the general partner	—	(5,517)	(113)	—	—	(5,630)	—	(5,630)
Distributions to preferred unitholders	—	(7,461)	(152)	—	—	(7,613)	—	(7,613)
Issuance of unit-based awards	90	—	—	—	—	—	—	—
Unit-based awards amortization and vesting, net	—	215	—	—	—	215	—	215
Capital contribution	—	—	32	—	—	32	—	32
Comprehensive income from unconsolidated investment and other	—	—	—	—	732	732	—	732
Balance at March 31, 2021	12,351	$132,377	$394	$66,816	$1,054	$200,641	$—	$200,641

(1)Net income includes $7.727 million of income attributable to preferred unitholders that accumulated during the period, of which $7.572 million is allocated to the common unitholders and $0.155 million is allocated to the general partner.

	Common Unitholders		General Partner	Warrant Holders	Accumulated Other Comprehensive Loss	Partners' Capital Excluding Non-Controlling Interest	Non-Controlling Interest	Total Capital

(In thousands)	Units	Amounts
Balance at December 31, 2019	12,261	$271,471	$3,270	$66,816	$(2,594)	$338,963	$(2,935)	$336,028
Cumulative effect of adoption of accounting standard	—	(3,833)	(78)	—	—	(3,911)	—	(3,911)
Net income (1)	—	18,403	376	—	—	18,779	—	18,779
Distributions to common unitholders and the general partner	—	(5,517)	(113)	—	—	(5,630)	—	(5,630)
Distributions to preferred unitholders	—	(7,350)	(150)	—	—	(7,500)	—	(7,500)
Unit-based awards amortization and vesting	—	673	—	—	—	673	—	673
Comprehensive loss from unconsolidated investment and other	—	—	—	—	(1,023)	(1,023)	—	(1,023)
Balance at March 31, 2020	12,261	$273,847	$3,305	$66,816	$(3,617)	$340,351	$(2,935)	$337,416

(1)Net income includes $7.5 million of income attributable to preferred unitholders that accumulated during the period, of which $7.35 million is allocated to the common unitholders and $0.15 million is allocated to the general partner.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)
The following tables present NRP's unaudited business results by segment for the three months ended March 31, 2021 and 2020 and December 31, 2020:

	Operating Business Segments
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended March 31, 2021
Revenues	$35,119	$1,973	$—	$37,092
Gain on asset sales and disposals	59	—	—	59
Total revenues and other income	$35,178	$1,973	$—	$37,151
Asset impairments	$4,043	$—	$—	$4,043
Net income (loss)	$20,488	$1,953	$(14,060)	$8,381
Adjusted EBITDA (1)	$29,646	$3,900	$(4,110)	$29,436
Cash flow provided by (used in) continuing operations:
Operating activities	$25,962	$3,888	$(6,650)	$23,200
Investing activities	$600	$—	$—	$600
Financing activities	$(132)	$—	$(26,691)	$(26,823)
Distributable cash flow (1) (2)	$26,562	$3,888	$(6,650)	$23,800
Free cash flow (1)	$26,503	$3,888	$(6,650)	$23,741

For the Three Months Ended March 31, 2020
Revenues	$33,942	$6,272	$—	$40,214
Gain on asset sales and disposals	—	—	—	—
Total revenues and other income	$33,942	$6,272	$—	$40,214
Asset impairments	$—	$—	$—	$—
Net income (loss)	$26,744	$6,256	$(14,221)	$18,779
Adjusted EBITDA (1)	$28,756	$7,089	$(3,913)	$31,932
Cash flow provided by (used in) continuing operations:
Operating activities	$30,556	$7,089	$(7,490)	$30,155
Investing activities	$272	$—	$—	$272
Financing activities	$—	$—	$(28,186)	$(28,186)
Distributable cash flow (1) (2)	$30,828	$7,089	$(7,490)	$30,361
Free cash flow (1)	$30,828	$7,089	$(7,490)	$30,427

For the Three Months Ended December 31, 2020
Revenues	$33,521	$5,528	$—	$39,049
Gain on asset sales and disposals	116	—	—	116
Total revenues and other income	$33,637	$5,528	$—	$39,165
Asset impairments	$2,668	$—	$—	$2,668
Net income (loss)	$22,382	$5,484	$(13,179)	$14,687
Adjusted EBITDA (1)	$28,086	$(44)	$(3,125)	$24,917
Cash flow provided by (used in) continuing operations:
Operating activities	$33,655	$(54)	$(20,446)	$13,155
Investing activities	$776	$—	$—	$776
Financing activities	$—	$—	$(29,714)	$(29,714)
Distributable cash flow (1) (2)	$34,431	$(54)	$(20,446)	$13,932
Free cash flow (1)	$34,315	$(54)	$(20,446)	$13,815

(1)See "Non-GAAP Financial Measures" and reconciliation tables at the end of this release.
(2)Includes net proceeds from the sale of the construction aggregates business which are classified as investing cash flow from discontinued operations.

Natural Resource Partners L.P.
Financial Tables
(Unaudited)

Operating Statistics - Coal Royalty and Other

	For the Three Months Ended
	March 31,		December 31,
(In thousands, except per ton data)	2021	2020	2020
Coal sales volumes (tons)
Appalachia
Northern (1)	120	327	131
Central	2,650	2,933	2,468
Southern	100	222	69
Total Appalachia	2,870	3,482	2,668
Illinois Basin	2,658	505	1,540
Northern Powder River Basin	1,059	527	506
Total coal sales volumes	6,587	4,514	4,714
Coal royalty revenue per ton
Appalachia
Northern (1)	$3.64	$1.81	$2.92
Central	4.22	4.83	3.84
Southern	5.28	4.16	5.28
Illinois Basin	2.06	4.35	2.21
Northern Powder River Basin	3.37	4.13	3.11
Combined average coal royalty revenue per ton	3.22	4.44	3.23
Coal royalty revenues
Appalachia
Northern (1)	$437	$593	$383
Central	11,195	14,173	9,481
Southern	528	923	364
Total Appalachia	12,160	15,689	10,228
Illinois Basin	5,483	2,199	3,403
Northern Powder River Basin	3,573	2,177	1,576
Unadjusted coal royalty revenues	21,216	20,065	$15,207
Coal royalty adjustment for minimum leases (2)	(5,851)	(963)	(3,898)
Total coal royalty revenues	$15,365	$19,102	$11,309
Other revenues
Production lease minimum revenues (2)	$3,450	$802	$8,195
Minimum lease straight-line revenues (2)	6,096	3,809	4,447
Property tax revenues	1,469	1,599	1,530
Wheelage revenues	1,781	2,204	1,557
Coal overriding royalty revenues	1,859	1,322	1,658
Lease amendment revenues	868	843	859
Aggregates royalty revenues	454	576	649
Oil and gas royalty revenues	1,366	1,103	893
Other revenues	219	73	230
Total other revenues	$17,562	$12,331	$20,018
Coal royalty and other	$32,927	$31,433	$31,327
Transportation and processing services revenues	2,192	2,509	2,194
Gain on asset sales and disposals	59	—	116
Total Coal Royalty and Other segment revenues and other income	$35,178	$33,942	$33,637

(1)Northern Appalachia includes NRP's Hibbs Run property that has significant sales volumes, but a low fixed rate per ton.
(2)Beginning April 1, 2020 and effective January 1, 2020, certain revenues previously classified as coal royalty revenues are classified as production lease minimum revenues or minimum lease straight-line revenues due to contract modifications with Foresight Energy Resources LLC that fixed consideration paid to us over a two-year period.

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Adjusted EBITDA

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended March 31, 2021
Net income (loss)	$20,488	$1,953	$(14,060)	$8,381
Less: equity earnings from unconsolidated investment	—	(1,973)	—	(1,973)
Add: total distributions from unconsolidated investment	—	3,920	—	3,920
Add: interest expense, net	23	—	9,950	9,973
Add: depreciation, depletion and amortization	5,092	—	—	5,092
Add: asset impairments	4,043	—	—	4,043
Adjusted EBITDA	$29,646	$3,900	$(4,110)	$29,436

For the Three Months Ended March 31, 2020
Net income (loss)	$26,744	$6,256	$(14,221)	$18,779
Less: equity earnings from unconsolidated investment	—	(6,272)	—	(6,272)
Add: total distributions from unconsolidated investment	—	7,105	—	7,105
Add: interest expense, net	—	—	10,308	10,308
Add: depreciation, depletion and amortization	2,012	—	—	2,012
Add: asset impairments	—	—	—	—
Adjusted EBITDA	$28,756	$7,089	$(3,913)	$31,932

For the Three Months Ended December 31, 2020
Net income (loss)	$22,382	$5,484	$(13,179)	$14,687
Less: equity earnings from unconsolidated investment	—	(5,528)	—	(5,528)
Add: total distributions from unconsolidated investment	—	—	—	—
Add: interest expense, net	23	—	10,054	10,077
Add: depreciation, depletion and amortization	3,013	—	—	3,013
Add: asset impairments	2,668	—	—	2,668
Adjusted EBITDA	$28,086	$(44)	$(3,125)	$24,917

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Distributable Cash Flow and Free Cash Flow

	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
For the Three Months Ended March 31, 2021
Net cash provided by (used in) operating activities of continuing operations	$25,962	$3,888	$(6,650)	$23,200
Add: proceeds from asset sales and disposals	59	—	—	59
Add: proceeds from sale of discontinued operations	—	—	—	—
Add: return of long-term contract receivable	541	—	—	541
Distributable cash flow	$26,562	$3,888	$(6,650)	$23,800
Less: proceeds from asset sales and disposals	(59)	—	—	(59)
Less: proceeds from sale of discontinued operations	—	—	—	—
Free cash flow	$26,503	$3,888	$(6,650)	$23,741

For the Three Months Ended March 31, 2020
Net cash provided by (used in) operating activities of continuing operations	$30,556	$7,089	$(7,490)	$30,155
Add: proceeds from asset sales and disposals	—	—	—	—
Add: proceeds from sale of discontinued operations	—	—	—	(66)
Add: return of long-term contract receivable	272	—	—	272
Distributable cash flow	$30,828	$7,089	$(7,490)	$30,361
Less: proceeds from asset sales and disposals	—	—	—	—
Less: proceeds from sale of discontinued operations	—	—	—	66
Free cash flow	$30,828	$7,089	$(7,490)	$30,427

For the Three Months Ended December 31, 2020
Net cash provided by (used in) operating activities of continuing operations	$33,655	$(54)	$(20,446)	$13,155
Add: proceeds from asset sales and disposals	116	—	—	116
Add: proceeds from sale of discontinued operations	—	—	—	1
Add: return of long-term contract receivables	660	—	—	660
Distributable cash flow	$34,431	$(54)	$(20,446)	$13,932
Less: proceeds from sale of assets	(116)	—	—	(116)
Less: proceeds from sale of discontinued operations	—	—	—	(1)
Free cash flow	$34,315	$(54)	$(20,446)	$13,815

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

LTM Free Cash Flow and Cash Flow Cushion

	For the Three Months Ended
(In thousands)	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	Last 12 Months
Net cash provided by operating activities of continuing operations	$19,935	$24,323	$13,155	$23,200	$80,613
Add: proceeds from asset sales and disposals	507	—	116	59	682
Add: proceeds from sale of discontinued operations	—	—	1	—	1
Add: return of long-term contract receivable	858	332	660	541	2,391
Distributable cash flow	$21,300	$24,655	$13,932	$23,800	$83,687
Less: proceeds from asset sales and disposals	(507)	—	(116)	(59)	(682)
Less: proceeds from sale of discontinued operations	—	—	(1)	—	(1)
Less: acquisition costs	(1,000)	—	—	—	(1,000)
Free cash flow	$19,793	$24,655	$13,815	$23,741	$82,004
Less: mandatory Opco debt repayments	(2,365)	(6,780)	(20,335)	(16,696)	(46,176)
Less: preferred unit distributions	(7,613)	(7,500)	(3,750)	(3,806)	(22,669)
Less: common unit distributions	—	(5,630)	(5,630)	(5,630)	(16,890)
Cash flow cushion	$9,815	$4,745	$(15,900)	$(2,391)	$(3,731)

Leverage Ratio

	For the Three Months Ended
(In thousands)	June 30, 2020	September 30, 2020	December 31, 2020	March 31, 2021	Last 12 Months
Net income (loss)	$(125,501)	$7,216	$14,687	$8,381	$(95,217)
Less: equity earnings from unconsolidated investment	3,058	(1,986)	(5,528)	(1,973)	(6,429)
Add: total distributions from unconsolidated investment	7,105	—	—	3,920	11,025
Add: interest expense, net	10,329	10,254	10,077	9,973	40,633
Add: depreciation, depletion and amortization	2,062	2,111	3,013	5,092	12,278
Add: asset impairments	132,283	934	2,668	4,043	139,928
Adjusted EBITDA	$29,336	$18,529	$24,917	$29,436	$102,218
Debt—at March 31, 2021					$461,183
Leverage Ratio (1)					4.5	x

(1)Leverage Ratio is calculated as the outstanding principal of NRP's debt as of March 31, 2021 divided by the last twelve months' Adjusted EBITDA. Note that Adjusted EBITDA under the indenture governing NRP's 2025 parent company notes may be different than the amount shown above. However, NRP's last twelve months Leverage ratio as of March 31, 2021, was 4.5x as calculated under the indenture governing NRP's 2025 parent company notes.

Natural Resource Partners L.P.
Reconciliation of Non-GAAP Measures
(Unaudited)

Return on Capital Employed ("ROCE")
	Coal Royalty and Other		Corporate and Financing
(In thousands)		Soda Ash		Total
LTM Ended March 31, 2021
Net income (loss)	$(46,436)	$6,240	$(55,021)	$(95,217)
Financing costs	102	—	40,615	40,717
Return	$(46,334)	$6,240	$(14,406)	$(54,500)

As of March 31, 2020
Total assets of continuing operations	$817,463	$261,224	$4,735	$1,083,422
Less: total current liabilities of continuing operations excluding current debt	(11,935)	—	(10,738)	(22,673)
Less: total long-term liabilities of continuing operations excluding long-term debt	(58,460)	—	(409)	(58,869)
Capital employed excluding discontinued operations	$747,068	$261,224	$(6,412)	$1,001,880

Partners' capital	$750,003	$261,224	$(670,876)	$340,351
Less: non-controlling interest	(2,935)	—	—	(2,935)
Total partners' capital	$747,068	$261,224	$(670,876)	$337,416
Class A convertible preferred units	—	—	164,587	164,587
Debt	—	—	499,877	499,877
Capital employed	$747,068	$261,224	$(6,412)	$1,001,880

ROCE	(6.2)%	2.4%	N/A	(5.4)%

Excluding asset impairments:
Return	$(46,334)	$6,240	$(14,406)	$(54,500)
Add: asset impairments	139,928	—	—	139,928
Return excluding asset impairments	$93,594	$6,240	$(14,406)	$85,428

ROCE excluding asset impairments	12.5%	2.4%	N/A	8.5%

-end-